NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2016

CHICAGO – October 27, 2016 – Old Republic International Corporation (NYSE: ORI) today reported improved consolidated results for the latest quarter and year-to-date periods. Pretax operating earnings rose 9.4 and 5.7 percent in the third quarter and first nine months, respectively, while net operating income per share for these respective periods was up 5.7 and 5.1 percent. In each of these periods Old Republic’s General Insurance segment posted lower operating earnings due to lessened underwriting profitability, most pronouncedly in this year’s third quarter. The better performances registered by Title Insurance and the RFIG Run-Off segment, however, more than offset the lower general insurance results. As the table immediately below indicates, realized net investment gains enhanced pretax and net income to different extents in each of the respective periods of 2016 and 2015.

Financial Highlights (a)
	Quarters Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating revenues:
General insurance	$836.5	$855.4	$2,507.1	$2,468.5
Title insurance	597.7	575.9	1,615.2	1,523.7
Corporate and other	8.1	10.5	22.7	27.1
Subtotal	1,442.4	1,442.0	4,145.0	4,019.5
RFIG run-off business	46.2	62.2	148.5	189.4
Total	$1,488.7	$1,504.2	$4,293.6	$4,208.9
Pretax operating income (loss):
General insurance	$75.9	$97.0	$243.1	$264.1
Title insurance	58.5	55.0	124.5	118.7
Corporate and other	3.9	3.7	8.8	7.9
Subtotal	138.3	155.8	376.6	390.8
RFIG run-off business	18.4	(12.5)	60.4	22.4
Total	156.7	143.3	437.0	413.3
Realized investment gains (losses):
From sales	12.2	41.4	63.1	77.0
From impairments	(4.9)	-	(4.9)	-
Net realized investment gains (losses)	7.2	41.4	58.1	77.0
Consolidated pretax income (loss)	164.0	184.7	495.2	490.3
Income taxes (credits)	53.1	58.8	160.2	158.8
Net income (loss)	$110.9	$125.9	$335.0	$331.4
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.18	$0.23	$0.57	$0.61
Title insurance	0.13	0.12	0.27	0.26
Corporate and other	0.02	0.03	0.07	0.07
Subtotal	0.33	0.38	0.91	0.94
RFIG run-off business	0.04	(0.03)	0.13	0.05
Total	0.37	0.35	1.04	0.99
Net realized investment gains (losses)	0.02	0.09	0.13	0.17
Net income (loss)	$0.39	$0.44	$1.17	$1.16
Cash dividends paid per share	$0.1875	$0.1850	$0.5625	$0.5550
Ending book value per share			$17.13	$14.95

(a) Unaudited; All amounts in this report are stated in millions except per share data and percentages.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gains or losses on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that the measure enhances an understanding of Old Republic's core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary due to such factors as the timing of individual securities sales, the recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments regarding the direction of securities markets or the future prospects of individual investees or industry sectors. Since 2013, asset management operations have in part been oriented toward an enhancement of income from interest and dividends. To some extent this strategy has led to a minimization of non-income producing or low-yielding securities. Proceeds from such securities' sales and maturities, as well as newly investable funds have largely been directed to purchases of higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth. More recently the Company has allotted greater investable funds to tax exempt issues which tend to generate pretax yields lower than those of fully taxable corporate or U.S. Government fixed maturity securities.

General Insurance Results – The table below shows the major elements affecting this segment's performance for each of the periods reported upon.

	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Net premiums earned	$732.0	$744.5	-1.7%	$2,192.8	$2,157.2	1.7%
Net investment income	77.2	83.1	-7.0	233.6	231.6	0.9
Other income	27.2	27.8	-2.1	80.6	79.7	1.1
Operating revenues	836.5	855.4	-2.2	2,507.1	2,468.5	1.6
Benefits and claim costs	538.3	549.4	-2.0	1,595.5	1,588.5	0.4
Sales and general expenses	207.5	197.1	5.3	625.5	581.5	7.6
Interest and other costs	14.6	11.8	23.9	42.8	34.3	24.9
Total operating expenses	760.5	758.4	0.3	2,263.9	2,204.3	2.7
Pretax operating income (loss)(*)	$75.9	$97.0	-21.7%	$243.1	$264.1	-8.0%

Benefit and claim ratio	73.5%	73.8%		72.8%	73.6%
Expense ratio	24.6	22.7		24.9	23.3
Composite underwriting ratio	98.1%	96.5%		97.7%	96.9%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $5.1 and $26.3 of pretax operating losses for the third quarter and first nine months of 2016, and $12.4 and $37.4 of pretax operating losses for the respective periods of 2015, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

General Insurance pretax operating earnings in this year’s latest quarter and first nine months were most affected by lower underwriting profitability. This outcome was largely caused by relatively higher operating expenses. Net investment income, though less additive than in more recent times, counterbalanced the lessened underwriting results in some degree.

Earned premium levels were basically flat year-over-year. For both 2016 periods, premium income was affected positively by gains in commercial automobile (trucking), in certain other coverages such as home and auto warranty, and by emerging premium production from a new underwriting facility established in early 2015. In total, however, premium growth in this year's interim periods was hindered by lower volume in a large account construction book of business facing a particularly competitive environment, and by reduced volume for various other products including those sold in the energy services field.

Consolidated General Insurance benefit and claim costs were reasonably stable for the respective quarterly and nine month periods of 2016 with such costs and related ratios largely unaffected by developments of prior years' reserves. By contrast, claim ratios for the corresponding periods of 2015 were inclusive of a 1.0 percentage point addition arising from unfavorable developments of previously established reserves. Relatively higher expense ratios in 2016's periods resulted mostly from greater costs incurred for a start-up business, additional litigation cost provisions in this year's second quarter, and by a slightly different premium mix and attendant costs of production driven by the business’ responses to insurance market conditions as they occur throughout the year.

Old Republic International Corporation

In management’s opinion, quarterly or year-to-date fluctuations in reported benefit and claim ratios are not particularly meaningful in evaluating long-term trends in Old Republic's liability insurance-oriented mix of business. Absent significant economic and insurance industry dislocations in the future, management currently anticipates that recent years' uptrends in these ratios should abate and revert gradually to long-term targeted annual averages in the high 60%s to low 70%s.

Title Insurance Results – Year-over-year earnings edged up in this year's third quarter and first nine months continuing along the generally positive path set in recent years.

	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Net premiums and fees earned	$588.4	$566.7	3.8%	$1,587.2	$1,497.8	6.0%
Net investment income	8.9	8.9	-	27.0	24.8	8.5
Other income	0.2	0.2	19.3	1.0	1.0	-3.3
Operating revenues	597.7	575.9	3.8	1,615.2	1,523.7	6.0
Claim costs	30.5	31.9	-4.4	81.8	80.9	1.1
Sales and general expenses	506.8	487.3	4.0	1,403.0	1,318.4	6.4
Interest and other costs	1.7	1.6	8.1	5.7	5.6	1.8
Total operating expenses	539.2	520.9	3.5	1,490.6	1,405.0	6.1
Pretax operating income (loss)	$58.5	$55.0	6.3%	$124.5	$118.7	4.9%

Claim ratio	5.2%	5.6%		5.2%	5.4%
Expense ratio	86.1	85.9		88.3	88.0
Composite underwriting ratio	91.3%	91.5%		93.5%	93.4%

The continuation of a favorable mortgage rate environment and improving housing and commercial property markets have led to higher revenues from title premiums and fees in 2016. The improvements have been achieved in spite of the adverse effects that recently implemented government-imposed mortgage disclosure rules have had on the consummation of real estate transactions nationally.

As the above table shows, 2016 underwriting margins remained at healthy levels for the periods reported upon. Both claim and expense ratios were aligned with management expectations set early in the year. While a smaller component of title profitability, net investment income rose in both 2016 periods albeit at a slower pace than prevailed in the past two years or so.

(See next page for discussion of RFIG Run-off Business)

Old Republic International Corporation

RFIG Run-off Business Results – The table below shows the operating components of this run-off book of business and their contributions to combined results.

	RFIG Run-off Business
	Quarters Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
A. MORTGAGE INSURANCE (MI)
Net premiums earned	$36.7	$49.4	-25.8%	$119.8	$152.2	-21.3%
Net investment income	5.4	6.2	-11.4	16.7	18.4	-9.4
Claim costs	14.1	50.6	-72.0%	34.1	94.7	-64.0
Pretax operating income (loss)	$23.8	$0.3	N/M	$87.9	$61.2	43.5%

Claim ratio	38.6%	102.3%		28.5%	62.2%
Expense ratio	11.4	9.4		12.1	9.6
Composite underwriting ratio	50.0%	111.7%		40.6%	71.8%

B. CONSUMER CREDIT INSURANCE (CCI)
Net premiums earned	$3.7	$6.3	-40.7%	$11.2	$18.0	-37.9%
Net investment income	0.2	0.2	33.3	0.8	0.6	30.9
Benefits and claim costs	8.9	18.9	-52.8	37.8	55.8	-32.3
Pretax operating income (loss)(*)	$(5.4)	$(12.9)	57.9%	$(27.4)	$(38.7)	29.3%

Claim ratio	238.1%	298.8%		337.3%	309.4%
Expense ratio	14.5	8.5		14.7	9.0
Composite underwriting ratio	252.6%	307.3%		352.0%	318.4%

C. Total MI and CCI run-off business:
Net premiums earned	$40.4	$55.8	-27.5%	$131.0	$170.3	-23.1%
Net investment income	5.7	6.4	-9.8	17.5	19.0	-8.1
Benefits and claim costs	23.1	69.6	-66.8	71.9	150.6	-52.2
Pretax operating income (loss)	$18.4	$(12.5)	246.5%	$60.4	$22.4	168.9%

Claim ratio	57.2%	124.7%		54.9%	88.4%
Expense ratio	11.7	9.3		12.3	9.6
Composite underwriting ratio	68.9%	134.0%		67.2%	98.0%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $5.1 and $26.3 of pretax operating losses for the third quarter and first nine months of 2016, and $12.4 and $37.4 of pretax operating losses for the respective periods of 2015, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Consistent with a run-off operating mode, further declines in earned premiums were posted by the MI and CCI lines. Investment income for MI was also lower as reduced premium volumes and ongoing claim payments affected downward pressures on the invested asset base.

Year-over-year comparisons of the MI claim ratio were positive. The lower ratios for both 2016 periods were attributable to continued declines in reported delinquencies and higher rates at which reported defaults are cured or otherwise resolved without payment. Moreover, 2016 MI claim costs were less affected by litigation expense provisions that impacted adversely the 2015 claim ratio. Favorable developments of previously established claim reserves lowered claim ratios by 52.2 and 44.0 percentage points in the third quarter and first nine months of 2016, respectively. The reductions amounted to 56.5 and 72.7 percentage points for the respective periods of 2015.

The much smaller CCI run-off line reflected greater volatility in claim costs and resultant claim ratios. The latter were particularly impacted by ongoing costs pertaining to a near-eight-year long commercial dispute in litigation with Bank of America and its Countrywide mortgage banking subsidiaries.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net premiums earned	$4.4	$5.0	$14.0	$14.7
Net investment income	3.7	5.7	8.8	13.3
Other income	-	(0.2)	(0.1)	(0.8)
Operating revenues	8.1	10.5	22.7	27.1
Benefits and claim costs	3.1	5.7	12.7	14.9
Insurance expenses	2.3	1.2	6.6	4.6
Corporate, interest and other expenses - net	(1.2)	(0.2)	(5.6)	(0.3)
Total operating expenses	4.2	6.8	13.8	19.2
Pretax operating income (loss)	$3.9	$3.7	$8.8	$7.9

Consolidated Results – The consolidated changes and occurrences in Old Republic's segmented business for the most recent interim periods are shown in the following table:

	ORI Consolidated
	Quarters Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Net premiums and fees earned	$1,365.4	$1,372.1	-0.5%	$3,925.1	$3,840.1	2.2%
Net investment income	95.7	104.2	-8.1	287.0	288.9	-0.6
Other income	27.5	27.8	-1.2	81.4	79.8	2.0
Operating revenues	1,488.7	1,504.2	-1.0	4,293.6	4,208.9	2.0
Benefits and claim costs	595.2	656.7	-9.4	1,762.1	1,835.0	-4.0
Sales and general expenses	724.0	693.9	4.3	2,060.3	1,929.5	6.8
Interest and other costs	12.6	10.2	23.4	34.0	31.0	9.7
Total operating expenses	1,331.9	1,360.9	-2.1	3,856.5	3,795.5	1.6
Pretax operating income (loss)	156.7	143.3	9.4	437.0	413.3	5.7
Income taxes (credits)	50.5	44.2	14.1	139.8	131.9	6.0
Net operating income (loss)	106.2	99.0	7.3	297.2	281.4	5.6
Realized investment gains (losses)	7.2	41.4	-82.4	58.1	77.0	-24.5
Income taxes (credits) on realized investment gains (losses)	2.5	14.5	-82.4	20.3	26.9	-24.5
Net realized investment gains (losses)	4.7	26.9	-82.4	37.7	50.0	-24.5
Net income (loss)	$110.9	$125.9	-11.9%	$335.0	$331.4	1.1%

Claim ratio	43.6%	47.9%	44.9%	47.8%
Expense ratio	50.8	48.3	50.2	47.9
Composite underwriting ratio	94.4%	96.2%	95.1%	95.7%

Consolidated operating cash flow			$401.9	$566.5	-29.0%

Consolidated operating cash flow was additive to investable funds and other operating management needs in the amount of $401.9 and $566.5 for the first nine months of 2016 and 2015, respectively. Excluding the inherently negative MI and CCI operating cash flows, these amounts would be $488.3 and $671.9, respectively.

Old Republic International Corporation

The sum-total of Old Republic's segmented results is represented by the following major components of pretax consolidated income:
	Quarters Ended September 30,			Nine Months Ended September 30,
Pretax operating income:	2016	2015	Change	2016	2015	Change
Underwriting and related services:
All segments except RFIG	$61.0	$68.2	-10.6%	$141.1	$152.0	-7.2%
RFIG run-off	12.6	(18.9)	166.4	42.9	3.4	N/M
Subtotal	73.6	49.2	49.4	184.0	155.4	18.4
Net investment income	95.7	104.2	-8.1	287.0	288.9	-0.6
Interest and other costs	(12.6)	(10.2)	23.4	(34.0)	(31.0)	9.7
Total	156.7	143.3	9.4	437.0	413.3	5.7
Realized investment gains(losses)	7.2	41.4	-82.4	58.1	77.0	-24.5
Consolidated pretax income	$164.0	$184.7	-11.2%	$495.2	$490.3	1.0%

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic's consolidated cash and invested asset balances as well as the shareholders' equity account at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		Sept. 30,	Dec. 31,	Sept. 30,	Sept. '16/	Sept. '16/
		2016	2015	2015	Dec. '15	Sept. '15
	Cash and invested assets:
	Carried at fair value	$12,121.9	$11,119.6	$11,192.9	9.0%	8.3%
	Carried at amortized cost	748.5	355.8	195.6	110.4	282.7
	Total per balance sheet	$12,870.5	$11,475.5	$11,388.6	12.2%	13.0%
	Original cost basis of all	$12,146.1	$11,284.5	$11,157.1	7.6%	8.9%

Shareholders' equity:	Total	$4,446.1	$3,880.8	$3,853.8	14.6%	15.4%
	Per common share	$17.13	$15.02	$14.95	14.0%	14.6%

	Composition of shareholders' equity per share:
	Equity before items below	$15.64	$14.91	$14.73	4.9%	6.2%
	Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	1.49	0.11	0.22
	Total	$17.13	$15.02	$14.95	14.0%	14.6%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$15.87	$14.06	$14.04	12.9%	13.0%
	RFIG run-off segment	1.26	0.96	0.91
	Total	$17.13	$15.02	$14.95	14.0%	14.6%

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the resulting long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of September 30, 2016, the consolidated investment portfolio reflected an allocation of approximately 78 percent to fixed-maturity and short-term investments, and 22 percent to equities. Investments in high quality, dividend-paying equity securities have been singularly emphasized since 2013, and the asset quality of the fixed maturity portfolio has remained at high levels.

Old Republic International Corporation

Changes in shareholders' equity per share are shown in the following table. As indicated, these changes resulted mostly from net income, increased dividend payments to shareholders, and changes in the value of invested assets carried at fair value in the periods reported upon.

	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Nine Months Ended		Ended
	Sept. 30,	Sept. 30,		Dec. 31,
	2016	2016	2015	2015
Beginning balance	$16.89	$15.02	$15.15	$15.15
Changes in shareholders' equity:
Net operating income (loss)	0.41	1.15	1.09	1.40
Net realized investment gains (losses):
From sales	0.03	0.15	0.19	0.23
From impairments	(0.01)	(0.01)	-	-
Subtotal	0.02	0.14	0.19	0.23
Net unrealized investment gains (losses)	-	1.35	(0.86)	(0.96)
Total realized and unrealized investment gains (losses)	0.02	1.49	(0.67)	(0.73)
Cash dividends	(0.19)	(0.56)	(0.56)	(0.74)
Stock issuance, foreign exchange, and other transactions	-	0.03	(0.06)	(0.06)
Net change	0.24	2.11	(0.20)	(0.13)
Ending balance	$17.13	$17.13	$14.95	$15.02
Percentage change for the period	1.4%	14.0%	-1.3%	-0.9%

Capitalization – As the table below indicates, the 23.6% increase in Old Republic's capitalization for the nine months ended September 30, 2016 consisted of a 14.6% increase in the common shareholders' account and a 60.4% increase in total debt resulting from this year’s third quarter successful issuance of a $550 million, ten-year senior debt security in the public markets.

	Capitalization (*)
	September 30,	December 31,	September 30,
	2016	2015	2015
Debt:
3.75% Convertible Senior Notes due 2018	$547.3	$546.0	$545.5
4.875% Senior Notes due 2024	395.5	395.1	395.0
3.875% Senior Notes due 2026	544.4	-	-
ESSOP debt with an average yield of 4.0%	8.1	11.7	11.7
Other miscellaneous debt with an average yield of 1.8%	32.4	-	-
Total debt	1,528.0	952.8	952.2
Common shareholders' equity	4,446.1	3,880.8	3,853.8
Total capitalization	$5,974.1	$4,833.7	$4,806.1

Capitalization ratios:
Debt	25.6%	19.7%	19.8%
Common shareholders' equity	74.4	80.3	80.2
Total	100.0%	100.0%	100.0%

(*) Certain debt amounts have been reduced due to the reclassification of relatively immaterial debt issuance costs previously classified as deferred assets, in order to comply with a 2015 pronouncement by the Financial Accounting Standards Board.

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge or be incurred, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, for premium rate changes to emerge in financial results, and for reserved claim costs to be quantified with greater finality and effect.

Old Republic International Corporation

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	About Old Republic
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		September 30,	December 31,	September 30,
	SUMMARY BALANCE SHEETS:	2016	2015	2015
	Assets:
	Cash and fixed maturity securities	$9,955.1	$9,366.7	$9,289.7
	Equity securities	2,787.4	1,987.8	1,976.2
	Other invested assets	127.9	120.9	122.6
	Cash and invested assets	12,870.5	11,475.5	11,388.6
	Accounts and premiums receivable	1,508.6	1,310.2	1,433.4
Federal income tax recoverable:	Current	27.2	26.5	-
	Deferred	-	154.5	159.0
	Prepaid federal income taxes	82.4	63.3	63.3
	Reinsurance balances recoverable	3,423.6	3,183.6	3,387.0
	Sundry assets	898.0	887.8	886.8
	Total	$18,810.6	$17,101.6	$17,318.3
	Liabilities and Shareholders' Equity:
	Policy liabilities	$2,162.0	$1,945.1	$2,085.3
	Benefit and claim reserves	9,247.0	9,120.2	9,159.2
Federal income tax payable:	Current	-	-	7.2
	Deferred	52.3	-	-
	Debt	1,528.0	952.8	952.2
	Sundry liabilities	1,375.0	1,202.5	1,260.5
	Shareholders' equity	4,446.1	3,880.8	3,853.8
	Total	$18,810.6	$17,101.6	$17,318.3

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2016	2015	2016	2015	2016	2015
	Net premiums and fees earned	$1,365.4	$1,372.1	$3,925.1	$3,840.1	$5,264.3	$5,089.3
	Net investment income	95.7	104.2	287.0	288.9	386.8	380.0
	Other income	27.5	27.8	81.4	79.8	108.3	105.0
	Net realized investment gains (losses)	7.2	41.4	58.1	77.0	72.4	86.6
	Total revenues	1,496.0	1,545.7	4,351.7	4,285.9	5,832.0	5,661.0
	Benefits and claims	595.2	656.7	1,762.1	1,835.0	2,386.4	2,487.8
	Sales and general expenses	724.0	693.9	2,060.3	1,929.5	2,763.9	2,551.1
	Interest and other costs	12.6	10.2	34.0	31.0	44.9	40.2
	Total expenses	1,331.9	1,360.9	3,856.5	3,795.5	5,195.3	5,079.2
	Pretax income (loss)	164.0	184.7	495.2	490.3	636.6	581.8
	Income taxes (credits)	53.1	58.8	160.2	158.8	211.0	186.9
	Net income (loss)	$110.9	$125.9	$335.0	$331.4	$425.6	$394.8

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$0.43	$0.48	$1.29	$1.28	$1.64	$1.52
	Diluted	$0.39	$0.44	$1.17	$1.16	$1.49	$1.38
	Components of earnings per share:
	Basic, net operating income (loss)	$0.41	$0.38	$1.15	$1.09	$1.46	$1.31
	Realized investment gains (losses)	0.02	0.10	0.14	0.19	0.18	0.21
	Basic net income (loss)	$0.43	$0.48	$1.29	$1.28	$1.64	$1.52
	Diluted, net operating income (loss)	$0.37	$0.35	$1.04	$0.99	$1.33	$1.19
	Realized investment gains (losses)	0.02	0.09	0.13	0.17	0.16	0.19
	Diluted net income (loss)	$0.39	$0.44	$1.17	$1.16	$1.49	$1.38
	Cash dividends on common stock	$0.1875	$0.1850	$0.5625	$0.5550	$0.7475	$0.7375
	Book value per share					$17.13	$14.95
	Common shares outstanding:
	Average basic	259,414,230	259,266,696	259,227,605	259,411,347	259,112,587	259,363,903
	Average diluted	296,444,432	295,868,117	296,193,090	295,930,527	296,104,442	295,837,982
	Actual, end of period					259,613,011	257,772,009

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$110.9	$125.9	$335.0	$331.4	$425.6	$394.8
	Post-tax net unrealized gains (losses)	0.1	(123.7)	350.1	(222.5)	323.7	(182.6)
	Other adjustments	(0.4)	(8.3)	7.4	(14.0)	7.2	(72.2)
	Net adjustments	(0.2)	(132.1)	357.5	(236.5)	331.0	(254.9)
	Comprehensive income (loss)	$110.7	$(6.1)	$692.5	$94.9	$756.6	$139.8

Old Republic International Corporation

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $18.81 billion and common shareholders' equity of $4.44 billion, or $17.13 per share. Its current stock market valuation is approximately $4.78 billion, or $18.45 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2015, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 12.2 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.8 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.4 percent per share, and the regular cash dividend has grown at a 9.3 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 98 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its third quarter 2016 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	The call can also be accessed by phone at 888-329-8877.

Interested parties may also listen to a replay of the call through November 3, 2016 by dialing 844-512-2921, passcode 1759253, or by accessing it on Old Republic International's website through November 27, 2016.

Old Republic International Corporation
Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2015 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic, please write to:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue • Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com